Exhibit 21
Subsidiaries of the Company

1. Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems.
2. Labcaire Systems, Ltd.
3. Misonix, Ltd.
4. Fibra-Sonics (NY) Inc.
5. Hearing Innovations, Inc.
6. UKHIFU Limited